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                    APARTMENT INVESTMENT MANAGEMENT COMPANY
                        1998 INCENTIVE COMPENSATION PLAN

    1.  PURPOSE; AWARDS; CONSTRUCTION.

    The purpose of the Apartment Investment Management Company 1998 Incentive Compensation Plan as amended from time to time, (the "Plan") is to afford an incentive to selected executive officers (each, a "participant") of Apartment Investment and Management Company a Maryland corporation (together with the successors, the "Company") or any Subsidiary or Affiliate, to further the Company's success by reinforcing the identity of their interests with those of the Company's stockholders. Pursuant to Section 5 of the Plan, Participants may be awarded incentive compensation based on the achievement of specified financial goals. The Plan is designed to comply with the requirements for "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time and shall be interpreted in a manner consistent with the requirements thereof.

    2.  ADMINISTRATION.

    The Plan shall be administered by the Board of Directors of the Company or a committee thereof established to administer the Plan (the "Administrator"). The Administrator shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to determine the terms, conditions, restrictions and performance criteria relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives included in awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any award; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

    The Administrator may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Administrator shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Administrator may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Administrator or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Administrator or such person may have under the Plan. All decisions, determinations and interpretations of the Administrator shall be final and binding on all persons, including the Company, and any Participant (or any person claiming any rights under the Plan from or through any Participant).

    No member of the Administrator shall be liable for any action taken or determination made in good faith with respect to the Plan or any award made hereunder.

    3.  ELIGIBILITY.

    Subject to the conditions set forth below, awards may be made to selected executive officers of the Company, in the discretion of the Administrator. In determining the persons to whom awards shall be made (including the number of shares to be covered by such award), the Administrator shall take into

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account such factors as the Administrator shall deem relevant in connection with accomplishing the purposes of the Plan.

    4.  SPECIFIC TERMS OF AWARDS.

    At the end of each fiscal year, the Administrator will determine the amount of Excess Shareholder Value (as defined below), for the year, if any. The Administrator may award to executive officers of the Company, in the aggregate, up to fifteen percent (15%) of the Excess Shareholder Value as incentive compensation. The incentive compensation may be paid in cash, securities of the Company or any combination thereof, as determined by the Administrator.

    "Excess Shareholder Value" means, for any year, the amount, if any, by which the Total Return (as defined below) of the Company's Common Stock over that year exceeds the Total Return of stocks in the Morgan Stanley REIT Index or another index, as determined by the Administrator (the "Peer Group Index"), over the same period (up to a maximum of 15% of the Total Return of the Peer Group Index), multiplied by the weighted average market value of the Company's outstanding equity capitalization (Common Stock and Partnership Units of AIMCO Properties, L.P.) during the year.

    "Total Return" means, for any security and for any period, the cumulative total return for such security over such period, as measured by (i) the sum of
(a) the cumulative amount of dividends paid in respect of such security for such period (assuming that all cash dividends are reinvested in such security as of the payment date for such dividend based on the security price on the dividend payment date), and (b) an amount equal to (x) the security price at the end of such period, minus (y) the security price at the beginning of such period, divided by (ii) the security price at the beginning of the measurement period; PROVIDED, HOWEVER, that if the foregoing calculation results in a negative number, the "Total Return" shall be equal to zero.

    5.  GENERAL PROVISIONS.

           (a) APPROVAL OF STOCKHOLDERS. The Plan shall take effect upon its adoption by the Board. The Plan shall be presented to the stockholders for their approval, however, the Plan shall be effective and all awards made hereunder shall be valid regardless of the outcome of the stockholder vote.

           (b) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any award made pursuant thereto shall confer upon any Participant the right to continue in the employ of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Participant's employment.

           (c) TAXES. The Company is authorized to withhold from any award made or any payment relating to an award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an award, and to take such other action as the Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

           (d) AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors of the Company may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part.

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           (e)  NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS.  No Participant
       shall have any right to any award under the Plan, and there is no obligation for uniformity of treatment of Participants. Except as provided specifically herein, a Participant or a transferee of an award shall have no rights as a stockholder with respect to any shares of Stock issued in connection with an award until the date of the issuance of a stock certificate to him for such shares.

           (f) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an award, nothing contained in the Plan or any award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

           (g) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered in connection with the payment of any award made pursuant to the Plan. The Committee shall determine whether cash or other property shall be paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

           (h) LISTING OR REGISTRATION OF STOCK. Each award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable in connection with the payment of an award under the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with an award or the issuance of Stock, no such payment shall be made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

           (i) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

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